Exhibit 99.1

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

The unaudited pro forma condensed balance sheets at September 30, 2015  and the unaudited pro forma condensed combined statements of operations for the nine months ended September 30, 2015, and for the year ended December 31, 2014 presented herein are based on the historical financial statements of Innovative Food Holdings, Inc.  (“Innovative”) and The Fresh Diet, Inc.  (“The Fresh Diet”)  after giving effect to Innovative’s sale  of The Fresh Diet (the “Sale”) and the assumptions and adjustments described in the accompanying notes to these unaudited pro forma condensed financial information.

The unaudited condensed combined pro forma balance sheet data at September 30, 2015 assumes that the Sale took place on September 30, 2015.

The unaudited pro forma condensed combined statement of operations data for the nine months ended September 30, 2015 presents the historical unaudited statement of operations of Innovative without including the results of  The Fresh Diet for the nine months ended September 30, 2015, giving effect to the Sale as if it occurred on January 1, 2015.

The unaudited pro forma condensed combined statement of operations data for the twelve months ended December 31, 2014 presents the historical unaudited statement of operations of Innovative without including the results of  The Fresh Diet for the twelve months ended December 31, 2014, giving effect to the Sale as if it occurred on January 1, 2014.

The unaudited pro forma condensed combined financial information does not give effect to the potential impact of current financial conditions, regulatory matters or any anticipated costs that may be associated with the Sale. The unaudited pro forma condensed financial information  also does not include loss of any efficiencies or estimated future transaction costs.  In addition, as explained in more detail in the notes to the unaudited pro forma condensed combined financial information, the fair values of the identifiable assets and liabilities disposed reflected in the unaudited pro forma condensed financial information are subject to adjustment to reflect, among other things, the actual closing date, and may vary significantly from the actual amounts that will be recorded upon completion of the Sale.

The historical financial information has been adjusted to give effect to events that are directly attributable to the Sale, factually supportable and, with respect to the statements of operations, expected to have a continuing impact on the results of the combined company. These unaudited pro forma financial information  should be read in conjunction with Innovative’s historical financial statements and accompanying notes appearing in its periodic SEC filings including the Company’s Annual Report on Form 10-K for the year ended December 31, 2014, and its Quarterly Report on Form 10-Q for the three and nine months ended September 30, 2015. The adjustments that are included in the following unaudited pro forma condensed combined financial information  are described in Note 2 below, which includes the numbered notes that are marked in those financial information.

Innovative Food Holdings, Inc.
Unaudited Pro Forma Condensed Combined Balance Sheet
As of September 30, 2015

	Consolidated		Pro Forma	Pro Forma
	(As Reported)		Adjustments	De-consolidation
ASSETS
Current assets
Cash and cash equivalents	$2,365,040	(2)	$10	$2,081,580
		(1)	(283,470)
Accounts receivable net	1,598,240		-	1,598,240
Inventory	1,046,237	(1)	(180,636)	865,601
Other current assets	471,201	(1)	(410,860)	60,341
Due from related parties	461,241	(1)	(461,241)	-
Total current assets	5,941,959			4,605,762

Notes receivable		(2)	8,700,000	8,700,000
Reserve for notes receivable		(2)	(8,700,000)	(8,700,000)
Property and equipment, net	3,184,263	(1)	(1,040,935)	2,143,328
Investment	150,000		-	150,000
Intangible assets, net	5,010,627	(1)	(3,997,711)	1,012,916
Total assets	$14,286,849			$7,912,006

LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)
Current liabilities
Accounts payable and accrued liabilities	$4,000,549	(1)	(2,526,193)	$1,474,356
Deferred revenue	3,870,851	(1)	(3,870,851)	-
Accrued liabilities - related parties	319,712	(1)	(159,562)	160,150
Accrued interest	624,307	(1)	(5,758)	618,549
Accrued interest - related parties	100,179	(1)	(46,029)	54,150
Revolving credit facilities	1,394,167	(1)	(14,167)	1,380,000
Notes payable, current portion, net of discount	1,822,922	(1)	(570,322)	1,252,600
Notes payable - related parties, current portion	110,500		-	110,500
Deferred tax liability	1,069,200	(1)	(1,069,200)	-
Contingent liabilities	570,000	(1)	(450,000)	120,000
Total current liabilities	13,882,387			5,170,305

Note payable - long term portion, net of discount	1,286,207	(1)	(86,524)	1,199,683
Notes payable - related parties, long term portion	2,199,970	(1)	(2,199,970)	-
Total liabilities	17,368,564			6,369,988

Stockholders' equity (deficit)
Common stock	2,391			2,391
Additional paid-in capital	31,223,061			31,223,061
Treasury stock	(160,099)			(160,099)
Accumulated deficit	(34,146,708)	(1)	4,623,373	(29,523,335)
Total Innovative Food Holdings, Inc's stockholders' equity				1,542,018
Noncontrolling interest in variable interest entity	(360)	(1)	360	-
Total stockholder's equity (deficit)	(3,081,715)			1,542,018

Total liabilities and stockholders' equity (deficit)	$14,286,849			$7,912,006

See notes to unaudited pro forma condensed combined financial information.

Innovative Food Holdings, Inc.
Unaudited Pro Forma Condensed Combined Statement of Operations
For the Nine Months Ended September 30, 2015

	Consolidated		Pro Forma	Pro Forma
	(As Reported)		Adjustments	De-consolidation

Revenue	$35,844,020	(3)	(13,607,750)	$22,236,270
Cost of goods sold	26,170,250	(3)	(10,504,109)	15,666,141
Gross margin	9,673,770			6,570,129

Selling, general and administrative expenses	16,308,810	(3)	(9,863,263)	6,445,547
Total operating expenses	16,308,810			6,445,547

Operating income (loss)	(6,635,040)			124,582

Other (income) expense:
		(4)	(150,000)
Interest expense, net	508,744	(3)	(64,920)	293,824
Other (income)	(5,400)			(5,400)
Total other (income) expense	503,344			288,424

Net loss before taxes	(7,138,384)			(163,842)

Income tax expense	-

Net loss	$(7,138,384)			$(163,842)

Less net income attributable to noncontrolling interest in variable interest entities	(1,544)	(3)	1,544	-

Net loss attributable to Innovative Food Holdings, Inc.	$(7,136,840)			$(163,842)

Net loss per share - basic	$(0.324)			$(0.007)

Net loss per share - diluted	$(0.324)			$(0.007)

Weighted average shares outstanding - basic	22,042,357			22,042,357

Weighted average shares outstanding - diluted	22,042,357			22,042,357

See notes to unaudited pro forma condensed combined financial information.

Innovative Food Holdings, Inc.
Unaudited Pro Forma Condensed Combined Statements of Operations
For the Year Ended December 31, 2014

	Consolidated		Pro Forma	Pro Forma
	(As Reported)		Adjustments	De-consolidation

Revenue	$30,800,858	(3)	(4,917,030)	$25,883,828
Cost of goods sold	22,691,387	(3)	(4,827,969)	17,863,418
Gross margin	8,109,471			8,020,410

Selling, general and administrative expenses	11,025,083	(3)	(3,324,970)	7,700,113
Total operating expenses	11,025,083			7,700,113

Operating income	(2,915,612)			320,297

Other (income) expense:
		(4)	(200,000)
Interest expense, net	824,070	(3)	(35,124)	588,946
Other (income)	(8,734)	(3)	7,034	(1,700)
Total other (income) expense	815,336			587,246

Net loss before income taxes	(3,730,948)			(266,949)

Income tax expense	-			-

Net loss	$(3,730,948)			$(266,949)

Less net income attributable to noncontrolling interest in variable interest entities	1,184	(3)	(1,184)	-

Net loss attributable to Innovative Food Holdings, Inc.	$(3,732,132)			$(266,949)

Net loss per share - basic	$(0.320)			$(0.023)

Net loss per share - diluted	$(0.320)			$(0.023)

Weighted average shares outstanding - basic	11,421,690			11,421,690

Weighted average shares outstanding - diluted	11,421,690			11,421,690

See notes to unaudited pro forma condensed combined financial information.

NOTES TO UNAUDITED PROFORMA CONDENSED COMBINED FINANCIAL INFORMATION

1. Sales Price

Pursuant to the terms of a Stock Purchase Agreement (the “Stock Purchase Agreement”), Innovative Food Holdings, Inc. (“Innovative”) sold The Fresh Diet, Inc. (“The Fresh Diet”) effective February 23, 2016.  The sales price under the terms of the Stock Purchase Agreement was $8,700,010, consisting of notes in the amount of $8,700,000 and $10 cash. A reserve in the amount of $8,700,000 is reflected against these notes in the pro forma condensed balance sheets as of September 30, 2015 and December 31, 2014:

Cash	$10
Notes receivable	8,700,000
Reserve	(8,700,000)
Net sales price	$10

Assets disposed	$6,374,853
Liabilities disposed	(10,998,216)
Net assets and liabilities disposed	(4,623,363)

2. Pro Forma Adjustments

The pro forma condensed combined financial statements are based upon the historical consolidated financial statements of Innovative and The Fresh Diet and certain adjustments which Innovative believes are reasonable to give effect to the Fresh Diet sale. These adjustments are based upon currently available information and certain assumptions, and therefore the actual adjustments will likely differ from the pro forma adjustments.

The following pro forma adjustments are included in the unaudited pro forma condensed combined balance sheet and statements of operations:

(1)	To record the disposition of the assets and of liabilities of The Fresh Diet.
(2)
To record the consideration received by Innovative in the sale of The Fresh Diet.  For pro forma presentation purposes, the Company has presented a full reserve related to the $8,700,000 note receivable received as a result of the transaction.

(3)	To remove the revenue and expenses of The Fresh Diet from the consolidated financial statements of Innovative.
(4)	To record interest income on the note receivable received as partial consideration for the Sale.